SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [  ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      CORTLAND FIRST FINANCIAL CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                            CNY FINANCIAL CORPORATION
     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1)     Title of each class of securities to which transaction applies:
     (2)     Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)     Proposed maximum aggregate value of transaction:
     (5)     Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)      Amount Previously Paid:
     (2)      Form, Schedule or Registration Statement No.:
     (3)      Filing Party:
     (4)      Date Filed:

ADVERTISEMENT:

                         CORTLAND FRIENDS AND NEIGHBORS


Cortland Savings Bank --
         Converted to stock ownership in October
         Donated over $1.0 million to our community -- as the Cortland Savings Foundation Brought $46 million of new capital to our community Wants to make the new capital work for our friends and neighbors

First National Bank of Cortland --
         Wants to use your savings dollars in Syracuse
         Already transferred jobs to Oneida

Cortland Savings Bank --
         Wants to use its capital to create local jobs
         Wants to use its capital to keep bank business here

         But Cortland Savings Bank can't help Cortland unless you help

                                    VOTE "NO"

              At the First National Bank of Cortland Annual Meeting
                              On November 16, 1998

                  TO HAVE A REAL SAY IN THE FUTURE OF CORTLAND
                        YOU MUST VOTE "NO" ON THE PROXY!

Ultimately, it is the shareholders of First National who will decide. And many of them are also our shareholders. So, we urge First National shareholders to carefully consider the facts and the possible alternatives available to First National shareholders and our community.

If you like the Cortland Savings Bank offer or want and the Board to negotiate with CNY Financial, our holding company, you MUST VOTE "NO" on the proxy you received from First National. If you have already sent in your proxy, it is not too late to change your mind. Call First National and obtain a new proxy card and VOTE "NO" or call Steve Covert of CNY Financial at 756-8449 or Art Loomis of Northeast Capital at 518-426-0100. They can send you additional copies of the proxy and help you properly complete the proxy.

                                      # # #

                  A joint proxy statement/prospectus relating to the proposed merger between Cortland First Financial Corporation ("CFF") and Oneida Valley Bancshares, Inc. ("OVB") was filed by CFF with the Securities and Exchange Commission ("Commission"), was sent by CFF to stockholders of CFF and was sent by OVB to stockholders of OVB on or about September 28, 1998.

A form of proxy statement opposing the proposed merger of CFF and OVB was filed by CNY Financial Corporation ("CNY Financial") with the Commission on November 10, 1998 and will be sent to stockholders of CFF promptly after receiving clearance from the Commission and obtaining CFF's stockholders list and related information. The participants in the solicitation of proxies by CNY Financial opposing the merger of CFF and OVB include directors, executive officers and certain employees of CNY Financial. In addition, Mr. Arthur Loomis of Northeast Capital & Advisory, Inc., CNY Financial's financial advisor with respect to this solicitation, may solicit proxies by mail, telephone, telegraph and personal interview, for which no additional compensation will be paid in excess of customary fees provided under the engagement as financial advisor. Also, CNY Financial has retained Regan and Associates to solicit proxies on its behalf. Information regarding current directors and executive officers of CNY Financial is contained in the prospectus, dated August 12, 1998, in connection with the offering of common stock of CNY Financial and the conversion of Cortland Savings Bank from mutual to stock form. Certain of the participants may own small amounts of CFF common stock.